___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

EQUUS TOTAL RETURN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	814-00098	76-0345915
(State or Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

700 Louisiana Street, 48th Floor Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 529-0900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2023, Morgan E&P, LLC (“Morgan”), a wholly-owned subsidiary of Equus Total Return, Inc. (“Equus” or the “Fund”) entered into a material definitive Purchase and Sale Agreement (“Purchase Agreement”) with Pro Energy I LLC (“Pro Energy”) to acquire certain oil and gas acreage and mineral rights in the Williston Basin of North Dakota.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 22, 2023, Morgan completed the acquisition of acreage and mineral rights pursuant to the Purchase Agreement described in Item 1.01 above.

Item 8.01	Other Events.

On May 23, 2023, The Fund issued a press release announcing Morgan’s completion of the Purchase Agreement described in Item 1.01. The text of the press release is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1       Purchase and Sale Agreement between Morgan E&P, LLC and Pro Energy I LLC.

99.1       Press release issued on May 23, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equus Total Return, Inc.
Date: May 25, 2023	By: /s/ Kenneth I. Denos
Name: Kenneth I. Denos
Title: Secretary